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                                                                    Exhibit 2(b)



                            ASSET PURCHASE AGREEMENT

                                  by and among

                              FOREVER OF NY, INC.,

                               FOREVER OF NY, LLC,

                                       and

                            FOREVER BROADCASTING, LLC

                            (collectively, "Sellers")

                                       and

                    REGENT BROADCASTING OF UTICA/ROME, INC.,

                     REGENT BROADCASTING OF WATERTOWN, INC.,

                       REGENT LICENSEE OF UTICA/ROME, INC.

                                       and

                       REGENT LICENSEE OF WATERTOWN, INC.

                            (collectively, "Buyers")

                                       and

                           REGENT COMMUNICATIONS, INC.

                                   ("Regent")
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                                TABLE OF CONTENTS


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ARTICLE I - PURCHASE OF ASSETS

         1.1   Transfer of Assets.............................................1
         1.2   Excluded Assets................................................3


ARTICLE 2 ASSUMPTION OF OBLIGATIONS

         2.1   Assumption of Obligations......................................4
         2.2   Retained Liabilities...........................................4


ARTICLE 3         CONSIDERATION

         3.1   Delivery of Consideration......................................5
         3.2   Escrow Deposit.................................................5
         3.3   Proration of Income and Expenses...............................6
         3.4   Allocation of Purchase Price...................................7
         3.5   Adjustment for Barter..........................................7
         3.6   Collection of Accounts Receivable..............................7

ARTICLE 4 CLOSING

         4.1   Closing........................................................8


ARTICLE 5 GOVERNMENTAL CONSENTS

         5.1   FCC Consent....................................................8
         5.2   FCC Application................................................9
         5.3   Antitrust......................................................9

ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF BUYERS

         6.1   Organization and Standing......................................9
         6.2   Authorization and Binding Obligation...........................9
         6.3   Qualification As Assignee......................................10
         6.4   Absence of Conflicting Agreements or Required Consents.........10
         6.5   Commissions or Finder's Fees...................................10
         6.6   Litigation.....................................................10



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                                                                            Page
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ARTICLE 7 REPRESENTATIONS AND WARRANTIES OF SELLERS

         7.1   Organization and Standing......................................10
         7.2   Authorization and Binding Obligation...........................11
         7.3   Absence of Conflicting Agreements or Required Consents.........11
         7.4   Government Authorizations......................................11
         7.5   Compliance with FCC Regulations................................12
         7.6   Taxes..........................................................12
         7.7   Personal Property..............................................13
         7.8   Real Property..................................................13
         7.9   Contracts......................................................14
         7.10  Status of Contracts, etc.......................................14
         7.11  Environmental..................................................15
         7.12  Intellectual Property..........................................15
         7.13  Financial Statements...........................................16
         7.14  Personnel Information..........................................16
         7.15  Litigation.....................................................16
         7.16  Compliance With Laws...........................................17
         7.17  Employee Benefit Plans.........................................17
         7.18  Commissions or Finder's Fees...................................17
         7.19  Conduct of Business in Ordinary Course; Adverse Change.........17
         7.20  Instruments of Conveyance; Good Title..........................17
         7.21  Undisclosed Liabilities........................................17
         7.22  Acquisition of Preferred Stock.................................18
         7.23  Full Disclosure................................................19


ARTICLE 8 COVENANTS OF BUYERS

         8.1   Closing........................................................19
         8.2   Notification...................................................19
         8.3   No Inconsistent Action.........................................20
         8.4   Preferred Stock................................................20

ARTICLE 9 COVENANTS OF SELLERS

         9.1   Pre-Closing Covenants..........................................20
         9.2   Notification...................................................22
         9.3   No Inconsistent Action.........................................23
         9.4   Closing........................................................23
         9.5   Other Items....................................................23
         9.6   Exclusivity....................................................23



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                                                                            Page
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ARTICLE 10 JOINT COVENANTS

         10.1  Confidentiality................................................24
         10.2  Cooperation....................................................24
         10.3  Control of Stations............................................24
         10.4  Consents to Assignment.........................................24
         10.5  Filings........................................................25
         10.6  Bulk Sales Laws................................................25
         10.7  Employee Matters...............................................25

ARTICLE 11 CONDITIONS OF CLOSING BY BUYERS

         11.1  Representations, Warranties and Covenants......................26
         11.2  Governmental Consents..........................................26
         11.3  Governmental Authorizations....................................26
         11.4  Adverse Proceedings............................................27
         11.5  Third-Party Consents...........................................27
         11.6  Closing Documents..............................................27
         11.7  Environmental Site Assessments.................................27
         11.8  Investigation of Station Facilities............................28

ARTICLE 12 CONDITIONS OF CLOSING BY SELLERS

         12.1  Representations, Warranties and Covenants......................29
         12.2  Governmental Consents..........................................29
         12.3  Adverse Proceedings............................................29
         12.4  Closing Documents..............................................29

ARTICLE 13 TRANSFER TAXES; FEES AND EXPENSES

         13.1  Expenses.......................................................30
         13.2  Specific Charges...............................................30



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                                                                            Page
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ARTICLE 14 DOCUMENTS TO BE DELIVERED AT CLOSING

         14.1  Sellers' Documents.............................................30
         14.2  Buyers' Documents..............................................31

ARTICLE 15 SURVIVAL, INDEMNIFICATION, ETC.

         15.1  Survival of Representations, Etc...............................32
         15.2  Indemnification................................................33
         15.3  Procedures: Third Party and Direct Indemnification Claims......33


ARTICLE 16 TERMINATION RIGHTS

         16.1  Termination....................................................34
         16.2  Liability......................................................35
         16.3  Monetary Damages, Specific Performance and Other Remedies......35
         16.4  Sellers' Liquidated Damages....................................35

ARTICLE 17 MISCELLANEOUS PROVISIONS

         17.1  Risk of Loss...................................................36
         17.2  Certain Interpretive Matters and Definitions...................36
         17.3  Further Assurances.............................................36
         17.4  Preservation of Records........................................36
         17.5  Benefit and Assignment.........................................37
         17.6  Amendments.....................................................37
         17.7  Headings.......................................................37
         17.8  Governing Law..................................................37
         17.9  Notices........................................................37
         17.10 Counterparts...................................................38
         17.11 No Third Party Beneficiaries...................................38
         17.12 Severability...................................................38
         17.13 Entire Agreement...............................................38



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  LIST OF SCHEDULES AND EXHIBITS

  Schedule   1.2.8  Excluded Real Property
             6.4    Third Party Consents
             7.4    Stations Licenses, Etc.
             7.7    Tangible Personal Property
             7.8    Real Property
             7.9    Contracts (including identification of Material Contracts)
             7.11   Environmental Matters
             7.12   Intellectual Property
             7.13   Financial Statements
             7.14   Personnel Information
             7.15   Litigation
             7.16   Compliance With Laws
             7.17   Employee Benefit Plans

  Exhibit    A      Form of Certificate of Designation
             B      Indemnification Escrow Agreement
             C      Deposit Escrow Agreement
             D      Assignment and Assumption Agreement
             E      Opinion Letter of Sellers' Corporate Counsel
             F      Opinion Letter of Sellers' FCC Counsel
             G      Non-Competition Agreement
             H      Opinion Letter of Counsel for Buyers and Regent
             I      Lease Agreement

                            ASSET PURCHASE AGREEMENT

        THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered this 29th day of July, 1999 by and among FOREVER OF NY, INC., a Georgia corporation ("Forever, Inc."), FOREVER OF NY, LLC, a Delaware limited liability company ("Forever, LLC"), and FOREVER BROADCASTING, LLC, a Delaware limited liability company ("Forever Broadcasting") (Forever, Inc., Forever, LLC, and Forever Broadcasting collectively referred to as "Sellers") and REGENT BROADCASTING OF UTICA/ROME, INC., a Delaware corporation ("RBU"), REGENT LICENSEE OF UTICA/ROME, INC., a Delaware corporation ("RLU"), REGENT BROADCASTING OF WATERTOWN, INC., a Delaware corporation ("RBW"), and REGENT LICENSEE OF WATERTOWN, INC., a Delaware corporation ("RLW") (RBU, RLU, RBW, and RLW collectively referred to as "Buyers"), and REGENT COMMUNICATIONS, INC. ("Regent").


                                    RECITALS

        WHEREAS, Sellers own and operate radio stations WODZ-FM, WLZW-FM, WFRG-FM, WIBX-AM and WRUN-AM, licensed to Utica/Rome, New York (the "Utica/Rome Stations"), and WCIZ-FM, WFRY-FM, WTNY-AM, and WUZZ-AM, licensed to Watertown, New York (the "Watertown Stations") (together the "Stations" and each individually, a "Station") pursuant to licenses issued by the Federal Communications Commission ("FCC"), and

        WHEREAS, Sellers desire to sell, and Buyers desire to purchase, certain assets and assume certain obligations associated with the ownership and operation of the Stations, all on the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:


                                    ARTICLE I
                               PURCHASE OF ASSETS

         1.1 Transfer of Assets. On the terms and subject to the conditions hereof and subject to Section 1.2, on the Closing Date (as hereinafter defined), Sellers shall sell, assign, transfer, convey and deliver to Buyers, Buyers shall purchase, and RBU and RBW shall assume from Sellers, all of the right, title and interest of Sellers in and to the assets, properties, interests and rights of Sellers of whatsoever kind and nature, real and personal, tangible and intangible, owned or leased (to the extent of Sellers' leasehold interest) by Sellers as the case may be, wherever situated, which are used or useful in the operation of the Stations (the "Stations Assets"), as described in this Section
1. 1:

                  1.1.1 all licenses, permits and other authorizations issued to Sellers by any governmental or regulatory authority including without limitation those issued by the FCC (the licenses, permits and authorizations issued by the FCC are hereafter referred to as the "Stations Licenses") used or useful in connection with the operation of the Stations, including but not limited to those described in Schedule 7.4, along with renewals or modifications of such items, and all applications pertaining thereto, between the date hereof and the Closing Date;

                  1.1.2 all equipment, electrical devices, antennae, cables, tools, hardware, office furniture and fixtures, office materials and supplies, inventory, motor vehicles, spare parts and all other tangible personal property of every kind and description, and Sellers' rights therein, owned, leased (to the extent of Sellers' leasehold interest) or held by Sellers and used or useful in connection with the operations of the Stations, including but not limited to those items described or listed in Schedule 7.7, together with any replacements thereof and additions thereto, made between the date hereof and the Closing Date, and less any retirements or dispositions thereof made between the date hereof and the Closing Date in the ordinary course of business and consistent with past practices of Sellers; provided, however, Sellers agree that the value of all such assets retired or disposed of and not replaced with an asset of like kind and quality shall not exceed $10,000 in the aggregate unless Sellers have obtained the prior written approval of RBU and RBW which shall not be unreasonably withheld;

                  1.1.3 all contracts, agreements, leases and legally binding contractual rights of any kind, written or oral, relating to the operation of the Stations and which are listed in Schedule 7.8 or Schedule 7.9, together with
(a) all advertising contracts entered into or acquired by Sellers between the date hereof and the Closing Date in the ordinary course of business, consistent with past practices of Sellers; and (b) any other contracts, agreements, leases and legal binding contractual rights entered into or acquired by Sellers between the date hereof and the Closing Date, which RBU or RBW specifically agrees at Closing to assume (collectively the "Contracts"); provided, however, Buyers shall be entitled to a credit against the Purchase Price for the amount, if any, by which the aggregate net value of the Stations' Barter Payable as of the Closing Date exceeds the aggregate net value of the Stations' Barter Receivable as of the Closing Date by more than $40,000.

                  1.1.4 subject to the limitation set forth in Schedule 7.12, all of Sellers' rights in and to the call letters of the Stations, and any variation thereof, and in and to all trademarks, trade names, service marks, franchises, copyrights, including registrations and applications for registration of any of them, computer software programs and programming material of whatever form or nature, jingles, slogans, the Stations' logos and all other logos or licenses to use same and all other intangible property rights of Sellers, which are used or useful in connection with the operation of the Stations, including but not limited to those listed in Schedule 7.12 (collectively, the "Intellectual Property") together with any associated goodwill and any additions thereto between the date hereof and the Closing Date;

                  1.1.5 all programming materials and elements of whatever form or nature owned by Sellers, whether recorded on tape or other medium or intended for live performance, and all copyrights owned by or licensed to Sellers that are used or useful in connection with the operation of the Stations, including all such programs, materials, elements and copyrights acquired by Sellers between the date hereof and the Closing Date;

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                  1.1.6  all of Sellers' rights in and to all the files,
documents, records, and books of account relating to the operation of the Stations or to the Stations Assets, including, without limitation, the Stations' local public files, programming information and studies, blueprints, technical information and engineering data, news and advertising studies or consulting reports, marketing and demographic data, sales correspondence, lists of advertisers, promotional materials, credit and sales reports and filings with the FCC and all written Contracts to be assigned hereunder, logs, software programs and books and records relating to employees, financial, accounting and operation matters, but excluding records relating solely to any Excluded Asset (as hereinafter defined);

                  1.1.7 all of Sellers' rights under manufacturers' and vendors' warranties relating to items included in the Stations Assets and all similar rights against third parties relating to items included in the Stations Assets; and

                  1.1.8  the real property and fixtures thereon described in
Section 7.8.

        The Stations Assets for the Utica/Rome Stations shall be transferred to RBU and the Stations Assets for the Watertown Stations shall be transferred to RBW (except for the Stations Licenses which shall be transferred to RLU and RLW, respectively) free and clear of all debts, security interests, mortgages, trusts, claims, pledges or other liens, liabilities, encumbrances or rights of third parties whatsoever ("Encumbrances"), except for Permitted Encumbrances, if any, as provided for in Section 7.8.2.

         1.2 Excluded Assets. Notwithstanding anything to the contrary contained herein, it is expressly understood and agreed that the Stations Assets shall not include the following assets along with all rights, title and interest therein (the "Excluded Assets"):

                  1.2.1 all cash and cash equivalents of Sellers on hand and/or in banks, including without limitation certificates of deposit, commercial paper, treasury bills, marketable securities, asset or money market accounts and all such similar accounts or investments;

                  1.2.2 all investment securities and accounts receivable or notes receivable for services performed by Sellers in connection with the operation of the Stations prior to the Closing Date;

                  1.2.3 subject to the limitation set forth in Section 1.1.2 of this Agreement, all tangible and intangible personal property of Sellers disposed of or consumed in the ordinary course of business consistent with the past practices of Sellers between the date of this Agreement and the Closing Date;

                  1.2.4 all Contracts that have terminated or expired prior to the Closing Date in the ordinary course of business consistent with the past practices of Sellers;

                  1.2.5 Sellers' corporate minute books and records, tax returns, corporate stock record books and such other books and records as pertain to the organization, existence or share capitalization of Sellers and duplicate copies of such records as are necessary to enable Sellers to file their tax returns and reports, as well as any other records or materials relating to Sellers generally and not involving or relating to the Stations Assets or the operation or operations of the Stations;

                  1.2.6 contracts of insurance, and any insurance proceeds or claims made by, Sellers relating to property or equipment repaired, replaced or restored by Sellers prior to the Closing Date;

                  1.2.7 all pension, profit sharing or cash or deferred (Section 401 (k)) plans and trusts and the assets thereof and any other employee benefit plan or arrangement and the assets thereof, if any, maintained by Sellers; and

                  1.2.8 the real property identified as "Excluded Real Property" on Schedule 1.2.8.


                                    ARTICLE 2
                            ASSUMPTION OF OBLIGATIONS

        2.1 Assumption of Obligations. Subject to the provisions of this Section 2.1, Section 2.2 and Section 3.3, on the Closing Date, RBU, with respect to the Utica/Rome Stations, and RBW, with respect to the Watertown Stations, shall assume the obligations of Sellers arising or to be performed on and after the Closing Date (except to the extent such obligations represent liabilities for activities, events or transactions occurring, or conditions existing, on or prior to the Closing Date) under: (a) the Contracts, (b) all property taxes and other governmental charges on the Stations Assets, and (c) the obligations relating to vacation and sick pay identified on Schedule 7.14 to be assumed by RBU and RBW. All of the foregoing liabilities and obligations shall be referred to herein collectively as the "Assumed Liabilities."

        2.2 Retained Liabilities. Notwithstanding anything contained in this Agreement to the contrary, Buyers expressly do not, and shall not, assume or agree to pay, satisfy, discharge or perform and will not be deemed by virtue of the execution and delivery of this Agreement or any agreement, instrument or document delivered pursuant to or in connection with this Agreement or otherwise by reason of or in connection with the consummation of the transactions contemplated hereby or thereby, to have assumed or to have agreed to pay, satisfy, discharge or perform, any liabilities, obligations or commitments of Sellers of any nature whatsoever whether accrued, absolute, contingent or otherwise and whether or not disclosed to Buyer, other than as to RBU and RBW the Assumed Liabilities. Sellers will retain and pay, satisfy, discharge and perform in accordance with the terms thereof, all liabilities and obligations of the Sellers, other than the Assumed Liabilities, including but not limited to, the obligation to assume, perform, satisfy or pay any liability, obligation, agreement, debt, charge, claim, judgment or expense incurred by or asserted against Sellers related to taxes, environmental matters, pension or retirement plans or trusts, profit-sharing plans, employment contracts, employee benefits, severance of employees, product liability or warranty, negligence, contract breach or default, or other obligations, claims or judgments asserted against Buyers as successor in interest to Sellers.

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
All of such liabilities, obligations and commitments of Sellers described in this Section 2.2 shall be referred to herein collectively as the "Retained Liabilities."


                                    ARTICLE 3
                                  CONSIDERATION

        3.1 Delivery of Consideration. In consideration for the sale of the Stations Assets to Buyers, in addition to the assumption of certain obligations of Sellers pursuant to Section 2.1 above, Buyers shall, at the Closing (as hereinafter defined), deliver to Sellers consideration (the "Purchase Price"), subject to cash adjustment pursuant to the provisions of Sections 3.2 and 3.3 below with the payment by Buyers of $44,000,000 in cash by wire transfer and the issuance by Regent of 100,000 fully-paid and nonassessable shares of the $7.50 Series I Convertible Preferred Stock of Regent (the "Preferred Stock"), having such express terms as are set forth in the form of the Certificate of Designation attached as Exhibit A, to the following designees (upon their submission to Regent of such documentation as may reasonably be required for compliance with applicable securities laws) in the number of shares specified:
(a) The Kerby Eugene Confer Grantor Retained Annuity Trust -- 40,000; (b) The Donald J. Alt Grantor Retained Annuity Trust -- 40,000; (c) Carol B. O'Leary -- 15,000; and (d) Lynn A. Deppen -- 5,000. In the event, however, that on or prior to the Closing Date Regent shall issue in a public offering equity securities of Regent and in preparation for or upon such offering Regent shall require conversion of all shares of Regent's outstanding Series E Convertible Preferred Stock into shares of Regent Common Stock, then Regent shall have the option to issue at the Closing in lieu of the Preferred Stock 100,000 fully-paid and nonassessable shares of Common Stock of Regent (in which event all representations and warranties with respect to the Preferred Stock shall mean with reference to such Common Stock). Notwithstanding the foregoing, the parties agree that at the Closing, Buyers, Sellers and Capers, Dunbar, Sanders & Bruckner, as Escrow Agent (the "Indemnification Escrow Agent"), shall enter into an Indemnification Escrow Agreement in the form of Exhibit B hereto (the "Indemnification Escrow Agreement") pursuant to which Sellers shall deposit with the Indemnification Escrow Agent $1,118,750.00, which funds shall be held in escrow for a period of eighteen (18) months beginning with the first full month following the Closing Date, subject to the use of such funds to satisfy indemnification claims of Buyers and Regent pursuant to Section 15.2.1 hereof, and their administration and release as specifically provided for in the Indemnification Escrow Agreement. Pursuant to the Indemnification Escrow Agreement, (i) on the first anniversary of the Closing Date, $559,375 of the Escrow Deposit together with the earnings on such portion less the amount of any then unresolved pending claims by the Buyer shall be released from the Escrow Deposit and paid to Seller; and (ii) eighteen (18) months after the Closing Date, the balance of the Escrow Deposit together with earnings thereon less the amount of any then unresolved pending claims by Buyer shall be released from Escrow and paid to the Seller.

        3.2 Escrow Deposit. (a) Within five (5) business days after the execution and delivery of this Agreement, Buyers, Sellers and Capers, Dunbar, Sanders & Bruckner, as Escrow Agent (the "Deposit Escrow Agent"), shall enter into a Deposit Escrow Agreement in the form of Exhibit C hereto (the "Deposit Escrow Agreement") pursuant to which Buyers shall deposit the

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
amount described below as a deposit on the amount of the Purchase Price. Such amounts held in escrow shall be applied as set forth herein and in the Deposit Escrow Agreement.

                  (b)  Pursuant to the terms of the Deposit Escrow
Agreement, Buyers shall wire transfer $2,200,000.00, or alternatively, deliver an irrevocable, stand-by letter of credit for such amount in form and substance acceptable to Sellers, to an escrow account established pursuant to the Deposit Escrow Agreement (the "Escrow Deposit"). At the Closing, the Escrow Deposit, if in the form of cash, shall be applied to the Purchase Price to be paid to Sellers and the interest accrued thereon shall be paid to Buyers, or if in the form of a letter of credit, shall be returned to Buyers. As more fully described in the Deposit Escrow Agreement: (a) in the event this Agreement is terminated solely because of Buyers' material breach of this Agreement as set forth in
Section 16.1.3 hereof, the Escrow Deposit shall be paid to or delivered for draw thereon to Sellers as liquidated damages as provided in Section 16.4 hereto for Buyers' material breach of this Agreement (the payment of such sum to Sellers shall discharge any liability Buyers may have to Sellers), and the interest accrued on the Escrow Deposit shall be paid to Buyers; and (b) in the event this Agreement is terminated under any circumstances other than those set forth in the immediately preceding clause (a), the Escrow Deposit and any interest accrued thereon shall be paid or returned to Buyers.

         3.3 Proration of Income and Expenses.

                  3.3.1 Except as otherwise provided herein, all deposits, reserves and prepaid and deferred income and expenses relating to the Stations Assets or the Assumed Liabilities and arising from the conduct of the business and operations of the Stations shall be prorated between Buyers and Sellers in accordance with generally accepted accounting principles as of 11:59 p.m. local time, on the date immediately preceding the Closing Date. Such prorations shall include, without limitation, all ad valorem, real estate, property taxes and other governmental charges on the Stations Assets (but excluding taxes arising by reason of the transfer of the Stations Assets as contemplated hereby which shall be paid as set forth in Section 13.2), business and license fees, frequency discounts, music and other license fees (including any retroactive adjustments thereof, which retroactive adjustments shall not be subject to the ninety-day limitation set forth in Section 3.3.2), utility expenses, wages, salaries, and other employee benefits (excluding vacation and sick pay obligations to be assumed by RBU and RBW, as provided in Schedule 7.14) for employees hired by RBU or RBW, amounts due or to become due under Contracts, any negative barter balance in excess of $40,000, rents and similar prepaid and deferred items.

                  3.3.2 Except as otherwise provided herein, the prorations and adjustments contemplated by this Section 3.3, to the extent practicable, shall be made on the Closing Date. As to those prorations and adjustments not capable of being ascertained on the Closing Date, an adjustment and proration shall be made within ninety (90) calendar days after the Closing Date.

                  3.3.3 In the event of any disputes between the parties as to such adjustments, the amounts not in dispute shall nonetheless be paid at the time provided in Section 3.3.2 and such disputes shall be determined by an independent certified public accountant mutually acceptable to the parties, and the fees and expenses of such accountant shall be paid one-half by Sellers and one-half by Buyers.

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        3.4 Allocation of Purchase Price. The parties shall in good faith attempt to agree prior to Closing upon an allocation of the Purchase Price among the Stations Assets. If after good faith negotiations, the parties cannot reach agreement on the allocation in connection with jointly completing Form 8594, the parties agree that there will be no further obligation on the part of any party to jointly complete the application and the parties may file From 8594 without any input from the other. Sellers and Buyers agree to use the agreed upon allocation, if any, for all tax purposes, including without limitation, those matters subject to Section 1060 of the Internal Revenue Code of 1986, as amended.

        3.5 Adjustment for Barter. As of the Closing Date, Buyers shall be entitled to a credit against the Purchase Price for the amount, if any, by which the aggregate net value of the Stations' Barter Payable (as defined below) as of the Closing Date exceeds the aggregate net value of the Stations' Barter Receivable (as defined below) as of the Closing Date by more than $40,000.00 with respect to Contracts for the sale of advertising in exchange, in whole or in part, for merchandise or services ("Trade Agreements").

         "Barter Payable" means the aggregate value of time owed pursuant to each of the Trade Agreements. "Barter Receivable" means the aggregate value of goods and services to be received pursuant to each of the Trade Agreements.

         3.6 Collection of Accounts Receivable. The accounts receivable of Sellers are not included among the Stations Assets. Nevertheless, at Closing, Sellers shall supply RBU and RBW with a list of Sellers' accounts receivable as of the Closing Date (the "Accounts"), and RBU and RBW shall use such efforts as are reasonable and in the ordinary course of business (including but not limited to transmittal of periodic statements of amounts due and owing) to collect the Accounts on Sellers' behalf for a period beginning with the Closing Date and ending with the last day of the fourth full calendar month following the Closing Date (the "Collection Period"). This obligation, however, shall not extend to the institution of litigation, employment of counsel, or any other extraordinary means of collection. During the Collection Period, Sellers shall not solicit any monies from an account debtor who, after Closing, continues to do business with the Stations, provided that during such period Sellers may act to preserve their rights against a bankrupt debtor or commence suit or otherwise take action against any debtor that disputes or refuses to pay the amount of, or liability for, an Account. If Sellers receive a payment from an account debtor during the Collection Period, they shall so notify RBU and RBW. RBU and RBW may endorse and deposit in their own names and collect any and all checks and other instruments for the payment of money that RBU or RBW may receive in payment of Accounts. RBU and RBW shall receive no remuneration for their services and shall not be liable for non-collection, or failure of any such collection, except due to their own gross negligence or intentional misconduct. Upon termination of their duties hereunder, RBU and RBW shall deliver to Sellers all of their correspondence and files concerning the collection of the Accounts and all reports of attempts to collect the same. Except as otherwise provided herein, amounts collected by RBU and RBW on account of Sellers' Accounts shall be remitted in full to Sellers on the tenth day of each calendar month following the Closing Date, for amounts received during the preceding calendar month during the Collection Period. RBU and RBW Buyer shall deliver to Sellers an accounting showing the amount they received during each 30-day period on each account. If both Sellers and RBU or RBW are entitled to accounts receivable from the same account debtor, all payments received during the Collection Period shall be first applied to Sellers' Accounts from such account debtor until the same are paid in full, unless such account debtor has disputed such account receivable in writing to the Sellers or has specifically indicated payment is intended to be to its account with RBU or RBW, in which event RBU or RBW shall be entitled to apply the payment made by the account debtor to RBU's or RBW's account receivable. At the conclusion of the Collection Period and after remittance of all amounts collected, RBU and RBW will thereafter have no further responsibility with respect to the collection of the Accounts, and RBU and RBW may apply all collections received by them from any Account party who continues business with RBU or RBW to obligations owing to RBU or RBW, except for any payment received by RBU or RBW which such Account party specifies is for amounts owed to Sellers, in which event such specified amounts shall be paid over to Sellers. RBU and RBW shall not have the right to compromise, settle or adjust the amounts of any one of the Accounts without Sellers' prior written consent. Sellers shall promptly pay all sales commissions relating to all of their accounts receivable whenever Sellers receive payment thereon; provided, however, RBU and RBW may do so on Sellers' behalf for employees who are hired by them and pay the net commission to Sellers.

                                    ARTICLE 4
                                     CLOSING

        4.1 Closing. Except as otherwise mutually agreed upon by Buyers and Sellers, the consummation of the transactions contemplated herein (the "Closing") shall occur within ten (10) business days after the later to occur of
(a) the satisfaction or waiver of each condition to closing contained herein, other than such conditions as are reasonably anticipated to be satisfied at Closing (provided that each party hereto shall use its reasonable best efforts to cause each condition to closing to be satisfied so that the Closing may occur at the earliest possible date), (b) the issuance of the Final Order (as defined below), (c) December 22, 1999; or (d) such other date as may be mutually agreed by the parties hereto (the "Closing Date"). For purposes of this Agreement, "Final Order" means an order or grant by the FCC which is no longer subject to reconsideration or review by the FCC or a court of competent jurisdiction and pursuant to which the FCC consents, as the case may be, to the assignments of the FCC Licenses contemplated by this Agreement, each such order or grant being without the imposition of any conditions adverse to Buyers or any Affiliate (as hereinafter defined) of Buyers with respect to the assignment of the FCC Licenses to RLU or RLW or the continued operation by Buyers of the Stations or the Stations Assets. The Closing shall be held in the offices of Strauss & Troy, The Federal Reserve Building, 150 East Fourth Street, Cincinnati, Ohio, or at such place and in such manner as the parties hereto may agree.

                                    ARTICLE 5
                              GOVERNMENTAL CONSENTS

        5.1 FCC Consent. It is specifically understood and agreed by Buyers and Sellers that the Closing and the assignment of the Stations Licenses and the transfer of the Stations Assets are expressly conditioned on and are subject to the prior consent and approval of the FCC without the imposition of any conditions adverse to Buyers or any Affiliate of Buyers (the "FCC Consent").

        5.2 FCC Application. Within five (5) business days after the execution of this Agreement, Buyers and Sellers shall file an application with the FCC for the FCC Consent (the "FCC Application"). Buyers and Sellers shall prosecute the FCC Application with all reasonable diligence and otherwise use their best efforts to obtain the FCC Consent as expeditiously as practicable (but neither Buyers nor Sellers shall have any obligation to satisfy complainants or the FCC by taking any steps which would have a material adverse effect upon Buyers or Sellers or upon any of their respective Affiliates). If the FCC Consent imposes any condition on Buyers or Sellers or any of their respective Affiliates, such party shall use its best efforts to comply with such condition; provided, however, that neither Buyers nor Sellers shall be required hereunder to comply with any condition that would have a material adverse effect upon it or any of its Affiliates. If reconsideration or judicial review is sought with respect to the FCC Consent, the party affected shall vigorously oppose such efforts for reconsideration or judicial review; provided, however, that nothing herein shall be construed to limit either party's right to terminate this Agreement pursuant to Article 16 hereof.

         5.3 Antitrust. Sellers and Buyers shall cooperate in preparing and filing any necessary notification and report forms and related material that may be required to be filed with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and each will use its best efforts to obtain an early termination of the applicable waiting period and will make any further filings pursuant thereto that may be necessary, proper or advisable.

                                    ARTICLE 6
                    REPRESENTATIONS AND WARRANTIES OF BUYERS

        Buyers hereby make the following representations and warranties to Sellers, each of which is true and correct on the date hereof, shall survive the Closing and shall be unaffected by any investigation heretofore or hereafter made by Sellers:

        6.1 Organization and Standing. Regent and Buyers are corporations duly organized validly existing and in good standing under the laws of the State of Delaware, and by the Closing Date RBU and RBW will be authorized to conduct business within the State of New York.

        6.2 Authorization and Binding Obligations. Regent and Buyers have all necessary corporate power and authority to enter into and perform this Agreement and the transactions contemplated hereby, and to own or lease the Stations Assets and to carry on the business of the Stations upon the consummation of the transactions contemplated by this Agreement. Regent and Buyers,execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary action on their part and, assuming the due authorization, execution and delivery of this Agreement by Sellers, this Agreement will constitute the legal, valid and binding obligation of Regent and Buyers, enforceable against them in accordance with its terms, except as limited by laws affecting creditors' rights or equitable principles generally.

        6.3 Qualification As Assignee. To the best of Buyers' knowledge, there are no facts which, under the Communications Act of 1934, as amended, or the existing rules and regulations of the FCC, would disqualify RLU or RLW as an assignee of the Stations Licenses.

        6.4 Absence of Conflicting Agreements or Required Consents. Except as set forth in Article 5 hereof with respect to governmental consents or on
Schedule 6.4, the execution, delivery and performance of this Agreement by Regent and Buyers: (a) do not conflict with the provisions of the articles of incorporation or by-laws of Regent or Buyers; (b) do not require the consent of any third party; (c) will not violate any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority to which Regent or either Buyer is a party; and (d) will not, either alone or with the giving of notice or the passage of time, or both, conflict with, constitute grounds for termination of or result in a breach of the terms, conditions or provisions of, or constitute a default under, any agreement, instrument, license or permit to which Regent or either Buyer is now subject.

        6.5 Commissions or Finder's Fees. Neither Regent or Buyers nor any person or entity acting on behalf of Regent or Buyers has agreed to pay a commission, finder's fee or similar payment in connection with this Agreement or any matter related hereto to any person or entity.

       6.6 Litigation. Neither Regent nor Buyers is subject to any judgment, award, order, writ, injunction, arbitration decision or decree prohibiting the consummation of the transactions contemplated by this Agreement, and there are no suits, legal proceedings or investigations of any nature pending, or to the best knowledge of Buyers, threatened against or affecting Regent or Buyers that would affect Regent's or Buyers' ability to carry out the transactions contemplated by this Agreement.


                                    ARTICLE 7
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

        Sellers make the following representations and warranties to Regent and Buyers, each of which is true and correct on the date hereof, shall survive the Closing and shall be unaffected by any investigation heretofore or hereafter made by Regent or Buyers:

        7.1 Organization and Standing. Forever, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Forever, LLC and Forever Broadcasting are each limited liability companies duly organized, validly existing and in good standing under the laws of the State of Delaware. Forever, Inc. is authorized to conduct business within the State of New York, and has the requisite power and authority to own, lease and operate the Stations Assets owned or leased by it and to carry on the business of the Stations as now being conducted by it and as proposed to be conducted by it between the date hereof and the Closing Date.

        7.2 Authorization and Binding Obligation. Each of Sellers has the power and authority, and has taken all necessary and proper action to enter into and perform this Agreement and to consummate the actions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Sellers and, assuming the due authorization, execution and delivery of this Agreement by Regent and Buyers, constitutes the legal, valid and binding obligation of Sellers enforceable against them in accordance with its terms, except as limited by laws affecting the enforcement of creditors' rights or equitable principles generally.

        7.3 Absence of Conflicting Agreements or Required Consents. Except as set forth in Article 5 with respect to governmental consents and in Schedule 7.9 with respect to consents required in connection with the assignment of certain Contracts, the execution, delivery and performance of this Agreement by Sellers:
(a) do not require the consent of any third party (including, without limitation, the consent of any governmental, regulatory, administrative or similar authority); (b) will not conflict with, result in a breach of, or constitute a violation of or default under, the provisions of Sellers' articles of incorporation or organization or bylaws (or other charter or organizational documents), or any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority by which Sellers or any of the Stations Assets are bound; (c) will not either alone or with the giving of notice or the passage of time, or both, conflict with, constitute grounds for termination of or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Contract, agreement, instrument, license or permit to which Sellers or any of the Stations Assets is now subject; and (d) will not result in the creation of any lien, charge or encumbrance on any of the Stations Assets.

         7.4    Government Authorizations.

                  7.4.1 Schedule 7.4 hereto contains a true and complete list of the Stations Licenses and other licenses, permits or other authorizations from governmental and regulatory authorities which are required for the lawful conduct of the business and operations of the Stations in the manner and to the full extent they are presently conducted (including, without limitation, auxiliary licenses associated with each Station). Sellers have delivered to Buyers true and complete copies of the Stations Licenses and the other licenses, permits and authorizations listed in Schedule 7.4, including any and all amendments and other modifications thereto.

                  7.4.2 Sellers are the authorized legal holders of the Stations Licenses and other licenses, permits and authorizations listed in
Schedule 7.4. Except as set forth Schedule 7.4, none of the Stations Licenses and other licenses, permits and authorizations listed in Schedule 7.4 is subject to any restrictions or conditions which would limit the full operation of the Stations.

                  7.4.3 Except as set forth in Schedule 7.4, and except for matters affecting the radio broadcast industry generally, there are no applications, complaints, petitions or proceedings pending or, to the best of Sellers' knowledge, threatened as of the date hereof before the FCC or any other governmental or regulatory authority relating to the business or operations of the Stations. Except as set forth in Schedule 7.4, the Stations Licenses and the other licenses, permits and authorizations listed in Schedule 7.4 are in good standing, are in full force and effect and are unimpaired by any act or omission of Sellers or their members, managers, officers, or employees. The operations of the Stations are in accordance with the Stations Licenses and the underlying construction permits and the other licenses, permits and authorizations listed in Schedule 7.4. No proceedings are pending or, to the best of Sellers' knowledge, threatened, and to the best of Sellers' knowledge there has not been any act or omission of Sellers or any of their members, managers, officers, or employees, which may result in the revocation, modification, non-renewal or suspension of any of the Stations Licenses or the other licenses, permits and authorizations listed in Schedule 7.4, the denial of any pending applications, the issuance of any cease and desist order, the imposition of any administrative actions by the FCC or any other governmental or regulatory authority with respect to the Stations Licenses or the other licenses, permits and authorizations listed in Schedule 7.4 or which may affect Buyers' ability to continue to operate the Stations as they are currently operated.

                  7.4.4 Except as set forth in Schedule 7.4, each Station is operating with the maximum facilities specified in the respective Station License.

                  7.4.5 None of the Stations is causing objectionable interference to the transmissions of any other broadcast station or communications facility nor has any of the Stations received any complaints with respect thereto, and no other broadcast station or communications facility is causing objectionable interference to respective transmissions of any Station or the public's reception of such transmissions.

                  7.4.6 Sellers have no reason to believe that the Stations Licenses and the other licenses, permits, or authorizations listed in Schedule
7.4 will not be renewed in their ordinary course.

                  7.4.7 All reports, forms, and statements required to be filed by Sellers with the FCC with respect to the Stations since the grant of the last renewal of the Stations Licenses have been filed and are complete and accurate in all material respects.

                  7.4.8 The operation of the Stations and all of the Stations Assets are in compliance in all respects with ANSI Radiation Standards C95.1-1992.

       7.5 Compliance with FCC Regulations. Except as specified in Schedule 7.4, the operation of the Stations and all of the Stations Assets are in compliance in all respects with: (a) all applicable engineering standards required to be met under applicable FCC rules and (b) all other applicable federal, state and local rules, regulations, requirements and policies, including, but not limited to, equal employment opportunity policies of the FCC, and all applicable painting and lighting requirements of the FCC and the Federal Aviation Administration to the extent required to be met under applicable FCC rules and regulations, and to the best of Sellers' knowledge, there are no filed claims to the contrary.

        7.6 Taxes. Sellers have filed all federal, state, local and foreign income, franchise, sales, use, property, excise, payroll and other tax returns required by law to be filed by them, and have paid in full all taxes, estimated taxes, interest, assessments, and penalties due and payable by them. All returns and forms which have been filed have been true and correct in all material respects and no tax or other payment in an amount other than as shown on such returns and forms is required to be paid by Sellers and has not been paid by Sellers. There are no present disputes as to taxes of any nature payable by Sellers which in any event could adversely affect any of the Stations Assets or the operation of the Stations by Buyers. Sellers have not been advised that any of their tax returns, federal, state, local or foreign, have been or are being audited. Sellers do not and will not in the future have any liability, fixed or contingent, for any unpaid federal, state or local taxes or other governmental or regulatory charges whatsoever (including without limitation withholding and payroll taxes) which could result in a lien on the Stations Assets after conveyance thereof to Buyers or in any other form of transferee liability to Buyers.

        7.7 Personal Property. Without material omission, Schedule 7.7 hereto contains a list of all items of tangible personal property owned by Sellers and used or useful in the conduct of the business and operations of the Stations.
Schedule 7.7 also separately lists any material tangible personal property leased by Sellers pursuant to leases included within the Contracts. Except as disclosed in Schedule 7.7, Sellers have, and following the Closing, RBU and RBW will have, good and marketable title to all of the items of tangible personal property which are included in the Stations Assets (other than those subject to lease) and none of such Stations Assets is, or at the Closing will be, subject to any security interest, mortgage, pledge, lease, license, lien, encumbrance, title defect or other charge, except for (a) liens for taxes not yet due and payable, (b) liens described in Schedule 7.7 which will be released and discharged on or prior to the Closing Date, and (c) the Assumed Liabilities. The properties listed in Schedule 7.7, along with those properties subject to lease and included among the Contracts, constitute all tangible personal property necessary to operate the Stations as the same are now being operated. Except as set forth in Schedule 7.7, all items of tangible personal property included in the Stations Assets are in good and technically sound operating condition and repair (ordinary wear and tear excepted), are free from all material defect and damage, are suitable for the purposes for which they are now being used, and have been properly maintained in a manner consistent with generally accepted standards of good engineering practice.

         7.8    Real Property .

                  7.8.1 Schedule 7.8 hereto contains a complete and accurate list and description of all real property (including without limitation, real property relating to the towers, transmitters, studio sites and offices of the Stations) used or contemplated for use by Sellers in connection with the operations of the Stations, identifying thereon the real property that is owned by Sellers (the "Owned Real Estate") or leased by Sellers (the "Leased Real Estate") (collectively, the "Real Estate").

                  7.8.2 Sellers have good and marketable title in fee simple to all of the Owned Real Estate, free and clear of all liens, mortgages, security interests, charges and encumbrances, except for (i) liens for taxes and other governmental charges which are not yet due and payable, and (ii) restrictions and easements of record common for properties of such nature which do not detract from or impair the existing or future use of the property affected as a radio broadcasting facility ("Permitted Encumbrances") and except for such liens as will be released and discharged on or prior to the Closing Date.

                  7.8.3 Sellers enjoy quiet possession of all Real Estate. There are no present disputes or claims with respect to offsets or defenses by any party against the other under any of the Contracts relating to the Leased Real Estate. Sellers have delivered to Buyers true and complete copies of all Contracts relating to the Real Estate. Except as set forth in Schedule 7.9 hereto, the assignment of the Contracts relating to the Leased Real Estate to RBU or RBW will not permit the other party to accelerate the rent, cause the terms thereof to be renegotiated or constitute a default thereunder, and will not require the consent of any such party to the assignment thereof to RBU or RBW.

                  7.8.4 To the best of Sellers' knowledge, Sellers have full legal and practical access to all of the Real Estate, and all easements and rights of way relating to Sellers' use thereof have been properly recorded in the appropriate public recording offices. The Real Estate (exclusive of the Excluded Real Estate) includes all the real property, easements, rights of way, and other real property interests necessary to conduct the business and operations of the Stations as they are now conducted. Except as described in
Schedule 7.8, to the best of Sellers' knowledge, none of the buildings, structures, improvements or fixtures constructed on any Real Estate, in connection with the operation of the Stations, including, but not limited to, all towers, guy wires and guy anchors and ground radials, encroach upon adjoining real property, and all such buildings, structures, improvements and fixtures are constructed and are operated and used in conformance with all "set back" lines, easements, covenants, restrictions and all applicable building, fire, zoning, health and safety laws and codes. To the best of Sellers' knowledge, no utility lines serving such Real Estate from a public right-of-way pass over the lands of a third party except where appropriate easements have been obtained. Except as described in Schedule 7.8, all buildings, structures, towers, antennae, improvements and fixtures situated on the Real Estate are in good and technically sound operating condition, ordinary wear and tear excepted, have no latent structural mechanical or other defects of material significance, are reasonably suitable for the purposes for which they are being used and each has adequate rights of ingress and egress, utility service for water and sewer, telephone, electric and/or gas, and sanitary service for the conduct of the business and operations of the Stations as presently conducted. There is no pending or, to the best knowledge of Sellers, threatened condemnation or other legal proceeding or action of any kind relating to such real property and/or title thereto.

        7.9 Contracts. Schedule 7.9 lists all Contracts to which Sellers are parties, or which are binding on Sellers, as of the date of this Agreement. Those Contracts listed on Schedule 7.9, if any, requiring the consent of a third party to assignment are identified by an asterisk in the left margin of Schedule
7.9. Those Contracts, if any, that Sellers and Buyers have agreed are material to the operation of the Stations Assets and the valid assignment of which and receipt by Buyers of consents thereto (along with appropriate estoppel certificates for the leases related to the Leased Real Estate) is a condition to the consummation of the transactions contemplated hereby (the "Material Contracts") are identified by an "M" in the left margin of Schedule 7.9.

        7.10 Status of Contracts, etc. Sellers have delivered to Buyers true and complete copies of all written Contracts and true and complete memoranda of all oral Contracts, including any and all amendments and other modifications thereto. All of the Contracts are in full force and effect and are valid, binding and enforceable in accordance with their respective terms, except as limited by laws affecting creditors' rights or equitable principles generally. Sellers have complied in all respects with all Contracts and are not in default beyond any applicable grace periods under any thereof and, to the best of Sellers' knowledge, no other contracting party is in default under any thereof.

         7.11 Environmental. Except as set forth in Schedule 7.11, Sellers have complied with all federal, state and local environmental laws, rules and regulations as in effect on the date hereof applicable to each of the Stations and its operations, including but not limited to the FCC's guidelines regarding RF radiation. Other than PCBs contained in operating equipment as permitted by the Environmental Laws, to the best of Sellers' knowledge, the technical equipment included in the Stations Assets does not contain any PCBs. No hazardous or toxic waste, substance, material or pollutant (as those or similar terms are defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601 et seq.,
Toxic Substances Control Act. 15 U. S. C. Section Section 2601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 et seq. or any other applicable federal, state and local environmental law, statute, ordinance, order, judgment rule or regulation relating to the environment or the protection of human health ("Environmental Laws")), including but not limited to, any asbestos or asbestos-related products, oils, or petroleum-derived compounds, CFCs, PCBs, or underground storage tanks (collectively Hazardous Materials"), have been released, emitted or discharged by Sellers, or to Sellers' best knowledge any predecessor in interest to Sellers, in violation of applicable laws or regulations, or are currently located in quantities in violation of applicable laws and regulations in, on, under or about the real property on which the Stations Assets are situated, including without limitation the transmitter sites, or contained in the tangible personal property included in the Stations Assets. The Stations Assets and Sellers' use thereof are not in violation of any Environmental Laws or any occupational, safety and health or other applicable law now in effect. Sellers shall be as of the Closing Date and thereafter solely responsible for all environmental liabilities, of whatsoever kind and nature, arising out of or attributable to the operation or ownership of the Stations Assets by Sellers prior to the Closing Date.

       7.12 Intellectual Property. Schedule 7.12 hereto is a true and complete list of all material Intellectual Property applied for, registered or issued to, and owned by Sellers or under which Sellers are licensees and which is used in the conduct of Sellers' business and operations with regard to the Stations. Except as set forth on Schedule 7.12, to the best of Sellers' knowledge: (a) Sellers' right, title and interest in the Intellectual Property as owner or licensee, as applicable, are free and clear of all liens, claims, encumbrances, rights, or equities whatsoever of any third party and, to the extent any of the Intellectual Property are licensed to Sellers, such interest is valid and uncontested by the licensor thereof or any third party; (b) all computer software located at the Stations' facilities or used in the Stations' business or operations is properly licensed to Sellers, and all of Sellers' uses of such computer software are authorized under such licenses; (c) all of Sellers' right, title and interest in and to the Intellectual Property shall be assignable to RBU and RBWat Closing, and upon such assignment, except as set forth in Schedule 7.12, RBI shall receive complete and exclusive right, title, and interest in and to all tangible and intangible property rights existing in the Intellectual Property; and (d) there are no infringements or unlawful use of such Intellectual Property by Sellers in connection with Sellers' business or operations. All material hardware and software products used by Sellers in the operation of the Stations will be able to accurately process date data (including, but not limited to calculating, comparing and sequencing) from, into and between the twentieth century (through the year 1999), the year 2000 and the twenty-first century, including leap year calculations when used in accordance with the product documentation accompanying such hardware and software products.

        7.13 Financial Statements. Set forth in Schedule 7.13 (to be supplemented for periods up to the Closing Date) is a listing of the balance sheets and income statements of Sellers relating to the Stations which have been provided to Buyers (collectively, the "Financial Statements"). The Financial Statements are prepared in accordance with the books and records of Sellers and in accordance with generally accepted accounting principles consistently applied and maintained throughout the periods indicated except for the absence of footnotes, standard year-end adjustments, and as has been disclosed in Schedule
7.13. The Financial Statements present fairly the financial condition, results of operations and cash flows of the Stations for the periods indicated. None of the Financial Statements understates the true costs and expenses of conducting the business and operations of the Stations, fails to disclose any material liability, or inflates (or will inflate) the revenues of the Stations for any reason.

         7.14     Personnel Information.

                  7.14.1 A true and complete list of all persons employed at the Stations, including date of hire and job title has been delivered to Buyers, and Buyers acknowledge receipt thereof. Sellers have received no notice that, and Sellers are not aware of, any individual employee who intends or is likely to terminate his or her employment relationship with the Stations upon the execution of this Agreement or after the Closing.

                  7.14.2 Except as set forth in Schedule 7.14, Sellers, with respect to the Stations, are not parties to any contract or agreement with any labor organization, nor have Sellers agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any employees of Sellers at the Stations. Sellers have no knowledge of any organization effort currently being made or threatened by or on behalf of any labor union with respect to employees of Sellers at the Stations.

                  7.14.3 Except as disclosed in Schedule 7.14, Sellers, with respect to the Stations, have complied in all material respects with all laws relating to the employment of labor, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and those laws relating to wages, hours, collective bargaining, unemployment insurance, workers' compensation, equal employment opportunity and payment and withholding of taxes.

         7.15 Litigation. Except as set forth in Schedule 7.15, Sellers are not subject to any judgment, award, order, writ, injunction, arbitration decision or decree relating to the conduct of the business or the operation of the Stations or any of the Stations Assets, and there is no litigation, administrative action, arbitration, proceeding or investigation pending or, to the best knowledge of Sellers, threatened against Sellers with respect to, related to or in connection with the operation of the Stations in any federal, state or local court, or before any administrative agency or arbitrator (including, without limitation, any proceeding which seeks the forfeiture of, or opposes the renewal of, any of the Stations Licenses), or before any other tribunal duly authorized to resolve disputes. In particular, but without limiting the generality of the foregoing, to the best knowledge of Sellers, there are no applications, complaints or proceedings pending or threatened before the FCC or any other governmental organization with respect to the business or operations of the Stations.

        7.16 Compliance With Laws. Except as set forth in Schedule 7.16: (a) Sellers are not in material violation of, nor have Sellers received any notice asserting any non-compliance by them in connection with the operation of the Stations or use or ownership of any of the Stations Assets with, any applicable statute, rule or regulation, whether federal, state or local; (b) Sellers are not in default with respect to any judgment, order, injunction or decree of any court administrative agency or other governmental authority or any other tribunal duly authorized to resolve disputes which relates to the transactions contemplated hereby; and (c) Sellers are in all material respects in compliance with all laws, regulations and governmental orders applicable to the conduct of the business and operations of the Stations, and their present use of the Stations Assets does not violate any of such laws, regulations or orders.

        7.17 Employee Benefit Plans. Schedule 7.17 contains a true and complete list as of the date of this Agreement of all employee benefit plans applicable to the employees of Sellers employed at the Stations, and a brief description thereof. Sellers do not maintain any other employee benefit plan as the term is defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended, applicable to the employees of Sellers employed at the Stations.

        7.18 Commissions or Finder's Fees. Neither Sellers nor any person or entity acting on behalf of Sellers have agreed to pay a commission, finder's fee or similar payment in connection with this Agreement or any matter related hereto to any person or entity, with the exception of Bergner & Co., whose fees shall be paid entirely by Sellers.

        7.19 Conduct of Business in Ordinary Course; Adverse Changes. Since December 31, 1998: (a) Sellers have conducted the business of the Stations only in the ordinary course consistent with Sellers' past practices; (b) there has not been any material adverse change in the business, assets, properties, prospects or condition (financial or otherwise) of any of the Stations, or any damage, destruction, or loss affecting any of the Stations Assets; and (c) Sellers have not created, assumed, or suffered any mortgage, pledge, lien or encumbrance on any of the Stations Assets.

        7.20 Instruments of Conveyance: Good Title. The instruments to be executed by Sellers and delivered to Buyers at the Closing, conveying the Stations Assets to Buyers, will transfer good and marketable title to the Assets free and clear of all liabilities (absolute or contingent), security interests, mortgages, pledges, liens, obligations and encumbrances, except for Permitted Encumbrances and those obligations referred to in the first sentence of Section
2.1 hereof.

        7.21 Undisclosed Liabilities. Excepting only for the Assumed Liabilities, no liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, relating to Sellers, the Stations or the Stations Assets exists which could, after the Closing, result in any form of transferee or successor liability against Buyers or subject the Stations Assets to any lien, encumbrance, claim, charge, security interest or imposition whatsoever or otherwise affect the full, free and unencumbered use of the Stations Assets by Buyers.

        7.22      Acquisition of Preferred Stock.

                  (a) Non-Registration. Sellers understand that the offering and sale of the Preferred Stock is intended to be exempt from registration under the Securities Act of 1933, as amended (the "1933 Act"), by virtue of Section 4(2) of the Act and the provisions of Regulation D promulgated thereunder, that the Preferred Stock has not been registered under the 1933 Act or under the securities laws of any state, and that Regent will be under no obligation to effect any such registration.

                  (b) Investment Intent. Sellers are acquiring the Preferred Stock for their own account, for investment and not with a view to resale, distribution, or other disposition, and Sellers have no present plans to enter into any contract, undertaking, agreement or arrangement for any such resale, distribution or other disposition. Sellers understand that the Preferred Stock and the shares of common stock into which the Preferred Stock is convertible (the "Conversion Stock") have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Sellers' representations as expressed herein. Sellers will not sell or otherwise transfer the Preferred Stock without registration under the 1933 Act and applicable state securities laws, or pursuant to an exemption from the registration requirements thereof which, in the opinion of counsel reasonably acceptable to Regent, is available for the transaction.

                  (c) Rule 144. Sellers acknowledge that the Preferred Stock and the Conversion Stock must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Sellers are aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about Regent, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.

                  (d) No Public Market. Sellers understand that no public market now exists for the Preferred Stock and that neither Regent nor the Buyers have made any assurances that a public market will ever exist for the Preferred Stock.

                  (e) Status of Sellers. Each of Sellers: (i) is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D promulgated under the 1933 Act, inasmuch as Sellers meet the requirements of subparagraph
(a)(3) of Rule 501; and (ii) was not formed for the primary purpose of evading federal or state securities laws.

                  (f) Opportunity to Review Books and Records. Sellers have had a reasonable opportunity to inspect all documents, books and records pertaining to Regent and the Preferred Stock and confirm that the Preferred Stock is being purchased without Sellers' receipt of any offering literature.

                  (g) Opportunity for Questions. Sellers have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of Regent concerning Regent, its business and operations, the terms of the Preferred Stock and all other aspects of investment in Regent, and all such questions have been answered to the full satisfaction of Sellers.

                  (h) Manner of Purchase. Sellers are not subscribing for the Preferred Stock as a result of or pursuant to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person other than a representative of Regent.

        7.23 Full Disclosure. No representation or warranty made by Sellers contained in this Agreement nor any certificate, document or other instrument furnished or to be furnished by Sellers pursuant hereto contains or will contain any untrue statement of a material fact, or omits or shall omit to state any material fact required to make any statement contained herein or therein not misleading. To the best of Sellers' knowledge, there is no impending or contemplated event or occurrence that would cause any of the foregoing representations not to be true and complete on the date of such event or occurrence as if made on that date.

        Whenever in this Article 7 a warranty or representation is qualified by a word or phrase referring to the best of Sellers' knowledge (or similar terms), it shall mean to the actual knowledge of the President, chief financial officer and chief engineer of Forever, Inc., after having made due inquiry of the employees, representatives and agents of Sellers who would be expected to have knowledge of the matter, and with respect to the condition of any Stations Assets, records or other object, after having inspected it.


                                    ARTICLE 8
                               COVENANTS OF BUYERS

        8.1 Closing. Subject to Article 11 hereof, on the Closing Date, Buyers shall purchase the Stations Assets from Sellers as provided in Article I hereof and RBU and RBW shall assume the Assumed Liabilities of Sellers as provided in
Article 2 hereof.

        8.2 Notification. Buyers will provide Sellers prompt written notice of any change in any of the information contained in the representations and warranties made in Article 6. Buyers shall also notify Sellers of any litigation, arbitration or administrative proceeding pending or, to their knowledge, threatened against Buyers which challenges the transactions contemplated hereby.

        8.3 No Inconsistent Action. Buyers shall not take any action which is materially inconsistent with their obligations under this Agreement or take any action which would cause any representation or warranty of Buyers contained herein to be or become false or invalid or which could hinder or delay the consummation of the transactions contemplated by this Agreement.

        8.4 Preferred Stock. The Preferred Stock, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The Preferred Stock will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the holders thereof through no action of Regent or Buyers; provided, however, that the Preferred Stock and common stock issued upon any conversion thereof will be subject to restrictions on transfer under state and/or federal securities laws. The issuance of the Preferred Stock will not violate any preemptive rights available to the holders of any of Regent's securities. The Preferred Stock shall have the rights, preferences, privileges and restrictions set forth in the Certificate attached as Exhibit A.

                                    ARTICLE 9
                              COVENANTS OF SELLERS

        9.1 Pre-Closing Covenants. Sellers covenant and agree with respect to the Stations that, between the date hereof and the Closing Date or the earlier termination of this Agreement in accordance with its terms, except as expressly permitted by this Agreement or with the prior written consent of Buyers, Sellers shall act in accordance with the following:

                  9.1.1 Sellers shall conduct the business and operations of the Stations in the ordinary and prudent course of business consistent with past practice and with the intent of preserving the ongoing operations and assets of the Stations, including but not limited to its books and records in accordance with prior practice, maintaining the present condition of the Stations Assets, maintaining the independent identity of the Stations, retaining the current format and programming (including the content thereof) of the Stations, continuing at historical levels and frequencies spending for promotions, advertising, and survey testing, and using their reasonable best efforts to retain at the Stations the services of all active employees, consultants and agents of the Stations.

                  9.1.2 Sellers shall use their reasonable best efforts to: (i) preserve the operation of the Stations intact; (ii) preserve the business of the Stations' advertisers, customers, suppliers and others having business relations with the Stations; and (iii) continue to conduct financial operations of the Stations, including without limitation, their credit and collection and pricing policies and practices, all in the ordinary course of business consistent with past practices.

                  9.1.3 Sellers shall operate the Stations in all respects in accordance with FCC rules and regulations and the Stations Licenses and with all other laws, regulations, rules and orders, and shall not cause or permit by any act, or failure to act, any of the Stations Licenses or other licenses, permits or authorizations listed in Schedule 7.4 to expire, be surrendered, adversely modified, or otherwise terminated, or the FCC to institute any proceedings for the suspension, revocation or adverse modification of any of the Stations Licenses, or fail to prosecute with due diligence any pending applications to the FCC.

                  9.1.4 Should any fact relating to Sellers which would cause the FCC to deny its consent to the transactions contemplated by this Agreement come to Sellers' attention, Sellers will promptly notify Buyers thereof and will use their reasonable best efforts to take such steps as may be necessary to remove any such impediment to the FCC's consent to the transactions contemplated by this Agreement.

                  9.1.5 Except for actions in the ordinary course of business consistent with past practices and incentives granted to employees in connection with the sale of the Stations, Sellers shall not: (a) sell broadcast time on a prepaid basis (other than in the course of existing credit practices); (b) except as required by the applicable law or written agreements currently in effect, grant or agree to grant any general increases in the rates of salaries or compensation payable to employees of the Stations (provided that no such increases to any employee shall in the aggregate exceed 5 % of such employee's compensation as set forth on Schedule 7.14 hereto), (c) except as required by written agreements currently in effect, grant or agree to grant any specific bonus or increase in compensation to any executive management employee of the Stations (provided that no such increases to any employee shall in the aggregate exceed 5 % of such employee's compensation as set forth on Schedule 7.14 hereto); (d) provide for any new pension, retirement or other employment benefits for employees of the Stations or any increases in any existing benefits, (e) modify, change or terminate any Contract or waive any default or breach thereunder; or (f) change the advertising rates in effect as of the date hereof.

                  9.1.6 Sellers shall give or cause the Stations to give Buyers and Buyers' counsel, accountants, auditors, engineers and other representatives, at Buyers' reasonable request and upon reasonable notice, full and reasonable access to all of Sellers' personnel, properties, books, Contracts, reports and records (including, without limitation, financial information and tax returns relating to the Stations, and environmental audits in existence with respect to the Stations Assets), real estate, buildings and equipment relating to the Stations and to the Stations' employees, and to furnish Buyers with information and copies of all documents and agreements relating to the Stations and the operation thereof (including but not limited to financial and operating data and other information concerning the financial condition, results of operations and business of the Stations to enable Buyers' representatives to audit the Financial Statements, or for any other purpose) that Buyers may reasonably request. Sellers shall execute and deliver any consents reasonably requested by Buyers or Buyers' auditors in connection with an audit of the Financial Statements for the Stations. The rights of Buyers under this Section 9.1.6 shall not be exercised in such a manner as to interfere unreasonably with the business of the Stations.

                  9.1.7 Sellers shall use their reasonable best efforts to obtain any third party consents necessary for the assignment of any Contract (which shall not require any payment to any such third party except for such amounts contemplated by the Contract to be assigned, and any amount then owing by Sellers to such third party).

                 9.1.8    Sellers shall:

                           (a)      refrain from making any sale, lease,
transfer or other disposition of any of the Stations Assets having a value in excess of $10,000 in the aggregate, other than in the normal course of business at fair market value in connection with replacements of equal or greater value without the prior approval of Buyers, which approval will not be unreasonably withheld;
                           (b)      maintain insurance on the Stations Assets
for loss or damage by fire and all other hazards and risks for full replacement cost and for comprehensive liability coverage in amounts consistent with prudent business practices;

                           (c)      if requested by Buyers, with respect to any
Contract which can be terminated or not renewed by Sellers in compliance with the terms thereof, notify the other parties to such Contract that Sellers elect to terminate (or, if applicable, elect not to renew) such Contract; and

                           (d)      achieve cash advertising sales of
the Stations in the Utica/Rome market and in the Watertown market, respectively, which shall, for the trailing twelve (12) months through the end of the month preceding the Closing Date, be no less than 95% of the amount of such sales, in each of such markets, for the corresponding twelve-month period in the prior year; and

                           (e)      within thirty (30) days following the end of
each calendar month, provide Buyers with a statement of income for each Station for such month and for the year-to-date period then ended (including a comparison to budget).

                  9.1.9 Within sixty (60) days after the date of this Agreement, Sellers, at their expense, shall provide to Buyers title insurance commitments, issued by a title insurance company reasonably satisfactory to Buyers, agreeing to issue to Buyers and their senior lender, on the most current standard ALTA form, leasehold, owners and lenders policies of title insurance with respect to all Real Estate, together with a copy of each document to which reference is made in such commitments, for insuring title in full accordance with the representations and warranties set forth herein and subject only to standard survey exceptions and exceptions for Permitted Encumbrances, and with such standard form endorsements, as Buyers' senior lenders may reasonably require.

        9.2 Notification. Sellers will provide Buyers prompt written notice of any change in any of the information contained in the representations and warranties made in Article 7 or any Schedule. Sellers agree to notify Buyers of any litigation, arbitration or administrative proceeding pending or, to the best of their knowledge, threatened, which challenges the transactions contemplated hereby. Other than conditions already disclosed on Schedule 7.4, Sellers shall promptly notify Buyers if any of the normal broadcast transmissions of any Station are interrupted, interfered with or in any way impaired, and shall provide Buyers with prompt written notice of the problem and the measures being taken to correct such problem. If such Station is not restored so that operation is resumed to a licensed power and antenna height so that its signal substantially covers the applicable market within five (5) days of such event and to full licensed power and antenna height within thirty (30) days of such event, or if more than five (5) such events occur within any thirty (30) day period, or if any of the Stations shall be off the air for more than seventy-two (72) consecutive hours, then Buyers shall have the right to terminate this Agreement.

        9.3 No Inconsistent Action. Sellers shall not take any action which is materially inconsistent with their obligations under this Agreement nor take any action which would cause any representation or warranty of Sellers contained herein to be or become false or invalid or which could hinder or delay the consummation of the transactions contemplated by this Agreement.

        9.4 Closing. Subject to Article 12 hereof, on the Closing Date, Sellers shall transfer, convey, assign and deliver to Buyers the Stations Assets and the Assumed Liabilities as provided in Articles 1 and 2 and Section 7.20 of this Agreement.

        9.5 Other Items. Until the Closing Date or the earlier termination of this Agreement in accordance with the terms hereof, Sellers shall not: (a) waive or release any right relating to the business or operations of the Stations, except for adjustments or settlements made in the ordinary course of business consistent with their past practices; (b) transfer or grant any rights under any of the Stations Licenses; (c) enter into any commitment for capital expenditures for which Buyers would become liable after the Closing Date; (d) introduce any material changes in the broadcast hours or in the format of the Stations or any other material change in the Stations' programming policies; (e) change the call letters of any Station; and (f) enter into any transaction or make or enter into any contract or commitment with respect to any of the Stations or the Stations Assets which is not in the ordinary course of business consistent with past practices.

        9.6 Exclusivity. Sellers agree that, commencing on the date hereof through the Closing or earlier termination of this Agreement, Buyers shall have the exclusive right to consummate the transactions contemplated herein, and during such exclusive period, Sellers agree that neither Sellers, nor any shareholders, members, manager, director, officer, employee or other representative of Sellers: (a) will initiate, solicit or encourage, directly or indirectly, any inquiries, or the making or implementation of any proposal or offer with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of, all or any portion of the Stations Assets (any such inquiry, proposal or offer being hereinafter referred to as an "Acquisition Proposal" and any such transaction being hereinafter referred to as an "Acquisition"); (b) will engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; or (c) will continue any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal or Acquisition and Sellers will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken by them in this Section 9.6. Notwithstanding the foregoing, in the event that Buyers default in any material respect in the observance or in the due and timely performance of any of their covenants or agreements herein contained and such default shall not be cured within fifteen
(15) business days of notice of default served by Sellers, Sellers' obligations under this Section 9.6 shall be null and void.

                                   ARTICLE 10
                                 JOINT COVENANTS

         Regent, Buyers and Sellers each covenant and agree that between the date hereof and the Closing Date, they shall act in accordance with the following:

         10.1 Confidentiality. Subject to the requirements of applicable law, Regent, Buyers and Sellers shall each keep confidential all information obtained by them with respect to the other parties hereto in connection with this Agreement and the negotiations preceding this Agreement, and will use such information solely in connection with the transactions contemplated by this Agreement, and if the transactions contemplated hereby are not consummated for any reason, each shall return to each other party hereto, without retaining a copy thereof, any schedules, documents or other written information obtained from such other party in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, no party shall be required to keep confidential or return any information which: (a) is known or available through other lawful sources, not bound by a confidentiality agreement with the disclosing party; (b) is or becomes publicly known through no fault of the receiving party or its agents; (c) is required to be disclosed pursuant to an order or request of a judicial or governmental authority (provided the non-disclosing party is given reasonable prior notice of the order or request and the purpose of the disclosure); or (d) is developed by the receiving party independently of the disclosure by the disclosing party. Notwithstanding anything to the contrary herein, each party may in accordance with its legal obligations, including but not limited to filings permitted or required by the Securities Act of 1933 and the Securities and Exchange Act of 1934, make such press releases and other public statements and announcements as it deems necessary and appropriate in connection with this Agreement and the transactions contemplated hereby; provided, however, that prior to making any such unilateral press release or announcement, such party shall first communicate the same in writing to the others.

         10.2 Cooperation. Subject to express limitations contained elsewhere herein, Regent, Buyers and Sellers agree to cooperate fully with one another in taking any reasonable actions (including without limitation, reasonable actions to obtain the required consent of any governmental instrumentality or any third party) necessary or helpful to accomplish the transactions contemplated by this Agreement, including but not limited to the satisfaction of any condition to closing set forth herein.

         10.3 Control of Stations. Regent and Buyers shall not, directly or indirectly, control, supervise or direct the operations of the Stations prior to the Closing. Such operations, including complete control and supervision of all Station programs, employees and policies, shall be the sole responsibility of Sellers.

         10.4 Consents to Assignment. To the extent that any Contract identified in the Schedules is not capable of being sold, assigned, transferred, delivered or subleased without the waiver or consent of any third person (including a government or governmental unit), or if such sale, assignment, transfer, delivery or sublease or attempted sale, assignment, transfer, delivery or sublease would constitute a breach thereof or a violation of any law or regulation, this Agreement and any assignment executed pursuant hereto shall not constitute a sale, assignment, transfer, delivery or sublease or an attempted sale, assignment, offer, delivery or sublease thereof. Subject to the provisions of Section 11.5, in those cases where consents, assignments, releases and/or waivers have not been obtained at or prior to the Closing relating to the assignment to RBU and RBW of the Contracts, this Agreement and any assignment executed pursuant hereto, to the extent permitted by law, shall constitute an equitable assignment by Sellers to RBU and RBW of all of Sellers' rights, benefits, title and interest in and to the Contracts, and where necessary or appropriate, RBU and RBW shall be deemed to be Sellers' agent for the purpose of completing, fulfilling and discharging all of Sellers' rights and liabilities arising after the Closing Date under such Contracts. Sellers shall use their reasonable best efforts to provide RBU and RBW with the financial and business benefits of such Contracts (including, without limitation, permitting RBU and RBW to enforce any rights of Sellers arising under such Contracts), and RBU and RBW shall, to the extent they are provided with the benefits of such Contracts, assume, perform and in due course pay and discharge all debts, obligations and liabilities of Sellers under such Contracts to the extent that RBU and RBW were to assume those obligations pursuant to the terms hereof.

         10.5 Filings. In addition to the covenants of the parties set forth in
Article 5 hereto, as promptly as practicable after the execution of this Agreement, Buyers and Sellers shall use their reasonable best efforts to obtain, and to cooperate with each other in obtaining, all authorizations, consents, orders and approvals of any governmental authority that may be or become necessary in connection with the consummation of the transactions contemplated by this Agreement, and to take all reasonable actions to avoid the entry of any order or decree by any governmental authority prohibiting the consummation of the transactions contemplated hereby, including without limitation, any reports or notifications that may be required to be filed with the FCC, and each shall furnish to one another all such information in its possession as may be necessary for the completion of the reports or notifications to be filed by the other.

         10.6 Bulk Sales Laws. Buyers hereby waive compliance by Sellers with the provisions of the "bulk sales" or similar laws of any state. Sellers agree to indemnify Buyers and hold them harmless from any and all loss, cost, damage and expense (including but not limited to, reasonable attorney's fees) sustained by Buyers as a result of any failure of Sellers to comply with any "bulk sales" or similar laws.

         10.7 Employee Matters. Sellers shall be responsible for the payment of all compensation and accrued employee benefits (excluding obligations relating to vacation and sick pay identified in Schedule 7.14 to be assumed by RBU and
RBW) payable to all employees up to the Closing Date. Sellers acknowledge and agree that they, and not Buyers, are and shall be solely responsible for any and all severance, insurance, supplemental pension, deferred compensation, retirement and any other benefits, and related costs, premiums and claims, due, to become due, committed or otherwise promised to any person who, as of the Closing Date, is a retiree, former employee, or current employee of Sellers, relating to the period up to the Closing Date, with the exception of those obligations to current employees of Sellers who are hired by RBU or RBW relating to vacation and sick pay, which are identified in Schedule 7.14 to be assumed by RBU or RBW. Sellers acknowledge and agree that they, and not Buyers, are and shall be solely responsible for any and all COBRA obligations existing or arising as a result of this transaction. Buyers, as purchaser of the Stations Assets, shall assume no employee benefit plans, programs or practices, whether or not set forth in writing, maintained by Sellers at any time.


                                   ARTICLE 11
                         CONDITIONS OF CLOSING BY BUYERS

         The obligations of Buyers and Regent hereunder are, at their option, subject to satisfaction, at or prior to the Closing Date, of each of the following conditions:

         11.1     Representations, Warranties and Covenants.

                  11.1.1 All representations and warranties of Sellers made in this Agreement or in any Exhibit, Schedule or document delivered pursuant hereto, shall be true and complete in all material respects as of the date hereof and on and as of the Closing Date as if made on and as of that date, except for changes (a) expressly permitted or contemplated by the terms of this Agreement; or (b) in the ordinary course of business which are not, either in individually or in the aggregate, material and adverse.

                  11.1.2 All of the terms, covenants and conditions to be complied with and performed by Sellers on or prior to the Closing Date shall have been complied with or performed strictly with respect to Section 9.1.8(d) and in all other cases in all material respects.

                  11.1.3 Buyers shall have received a certificate, dated as of the Closing Date, from Sellers, executed by the President of Sellers to the effect that: (a) the representations and warranties of Sellers contained in this Agreement are true and complete in all material respects on and as of the Closing Date as if made on and as of that date; and (b) Sellers have complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by them on or prior to the Closing Date.

         11.2 Governmental Consents. The FCC Consent shall have been obtained and shall have become a Final Order, and all other consents or approvals required from governmental authorities shall have been obtained.

         11.3 Governmental Authorizations. Sellers shall be the holders of the Stations Licenses and all other licenses, permits and other authorizations listed in Schedule 7.4, and there shall not have been any modification of any of such licenses, permits and other authorizations which has a material adverse effect on any of the Stations or the operations thereof. No application shall be pending for the renewal of any of the Stations Licenses. No proceeding shall be pending which seeks, or the effect of which reasonably could be, to revoke, cancel, fail to renew, suspend or adversely modify any of the Stations Licenses or any other licenses, permits or other authorizations listed in Schedule 7.4.

         11.4 Adverse Proceedings. No suit, action, claim or governmental proceeding shall be pending or threatened against, and no order, decree or judgment of any court, agency or other governmental authority shall have been rendered (and remain in effect) against, any party hereto which: (a) would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms; (b) questions the validity or legality of any transaction contemplated hereby; (c) seeks to enjoin any transaction contemplated hereby; (d) seeks material damages on account of the consummation of any transaction contemplated hereby; or (e) is a petition of bankruptcy by or against Sellers, an assignment by Sellers for the benefit of its creditors, or other similar proceeding.

         11.5 Third-Party Consents. All Material Contracts shall be in full force and effect on the Closing Date, and Sellers shall have obtained and shall have delivered to RBU and RBW all appropriate third-party consents in form and substance acceptable to RBU and RBW (including estoppel certificates for the leases related to the Leased Real Estate) in connection with the assignment of the Material Contracts to RBU and RBW.

         11.6 Closing Documents. Sellers shall have delivered or caused to be delivered to Buyers, on the Closing Date, all bills of sale, general warranty deeds, endorsements, assignments and other instruments of conveyance reasonably satisfactory in form and substance to Buyers, effecting the sale, transfer, assignment and conveyance of the Stations Assets to Buyers, including, without limitation, each of the documents required to be delivered by them pursuant to
Article 14.

         11.7     Environmental Site Assessments.

                  11.7.1 Following execution of this Agreement, at Buyers' expense, Buyers may engage an engineering environmental assessment firm, to perform a Phase I Environmental Assessment for any or all of the Real Estate (the "Environmental Assessment") and Sellers shall cooperate with Buyers and such firm in performing such Environmental Assessment, and, upon completion, a copy thereof shall immediately be provided Sellers. Delivery of the Environmental Assessment to Buyers shall not relieve Sellers of any obligation with respect to any representation, warranty or covenant of Sellers in this Agreement or waive any condition to Buyers' obligations under this Agreement. If the Environmental Assessment reveals the existence of Environmental Conditions or Environmental Noncompliance (each as defined below) at any of the Real Estate, Buyers shall have the right, exercisable by giving written notice to Sellers within fifteen (15) days of the receipt by Buyers of the Environmental Assessment (which specifies the nature of the Environmental Conditions or Environmental Noncompliance revealed by the assessment) to terminate this Agreement; provided, however, that Buyers' right to terminate this Agreement based upon the findings of the Environmental Assessment will expire if the Environmental Assessment has not been completed within sixty (60) days after the date of this Agreement and a copy thereof delivered to Sellers.

                  11.7.2 Notwithstanding the foregoing, in the event the Environmental Assessment discloses an Environmental Condition or Environmental Noncompliance ("Environmental Problem") that can be remedied by the expenditure of Twenty Five Thousand ($25,000) Dollars or less, Sellers will either remedy the problem, at their expense, prior to the

Closing Date or, failing that, the Purchase Price will be reduced by the amount, as estimated in the Environmental Assessment, that will be required to remedy the Environmental Problem, and the Closing will otherwise take place in the manner, and at the time, provided for herein, and Sellers will not be responsible for any remediation. In the event that the cost of remedying the Environmental Problem will exceed Twenty Five Thousand ($25,000) Dollars, Sellers shall have the option to reduce the Purchase Price by the full amount of the estimated cost to remedy the problem, in which event the Closing will take place and the Purchase Price will be so reduced, or to terminate this Agreement, unless Buyers agree to be responsible for the remediation costs in excess of Twenty Five Thousand ($25,000) Dollars.

                  11.7.3 For purposes of this Agreement and Section 11.7.1 above:

                           (i)      "Hazardous Materials" means the definition
set forth in Section 7.11 hereof.

                           (ii) "Environmental Conditions" means conditions of
the environment, including the ocean, natural resources (including flora and fauna), soil, surface water, ground water, any present or potential drinking water supply, subsurface strata or the ambient air, relating to or arising out of the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposal, dumping or threatened release of Hazardous Materials by Sellers or Sellers' predecessors in interest.

                           (iii) "Environmental Noncompliance" means, but is not
limited to: (1) the release or threatened release of any Hazardous Materials into the environment, any storm drain, sewer, septic system or publicly owned treatment works, in violation of any effluent or emission limitations, standards or other criteria or guidelines established by any federal, state or local law, regulation, rule, ordinance, plan or order; and (2) any facility operations, procedures, designs, etc., which do not conform to the New York or federal statutory or regulatory requirements, or any other Environmental Laws intended to protect public health, welfare and the environment.

         11.8 Investigation of Station Facilities. Buyers shall conduct such examination and investigation of the Real Estate and title thereto, studios, transmitter facilities, and other Stations Assets and personnel on matters as Buyers deem advisable or appropriate . This investigation may include the obtaining of surveys of all Real Estate, each prepared in accordance with ALTA/ASCM standards and each detailing the legal description, the perimeter boundaries, all improvements thereon, all easements and encroachments affecting each parcel, and such other matters as may be reasonably required by Buyers or the title insurance company, each containing a surveyor certificate reasonably acceptable to Buyers and the title insurance company, and each prepared by a registered land surveyor satisfactory to Buyers. If, within sixty (60) days after the date of this Agreement, Buyers advise Seller of any findings or results which are inconsistent with the substance of Sellers' representations and warranties and which involve costs to cure the same in excess of $5,000 in the aggregate, and such are capable of being cured by Sellers to Buyers' reasonable satisfaction, Sellers shall have caused the same to be cured to Buyers' reasonable satisfaction prior to the Closing Date; provided, however, if the costs to cure are in excess of $175,000 in the aggregate, Sellers may instead terminate this Agreement.

                                   ARTICLE 12
                        CONDITIONS OF CLOSING BY SELLERS

         The obligations of Sellers hereunder are, at their option, subject to satisfaction, at or prior to the Closing Date, of each of the following conditions:

         12.1     Representations, Warranties and Covenants.

                  12.1.1 All representations and warranties of Buyers made in this Agreement or in any Exhibit, Schedule or document delivered pursuant hereto, shall be true and complete in all material respects as of the date hereof and on and as of the Closing Date as if made on and as of that date, except for changes expressly permitted or contemplated by the terms of this Agreement.

                  12.1.2 All the terms, covenants and conditions to be complied with and performed by Buyers and Regent on or prior to the Closing Date shall have been complied with or performed in all material respects.

                  12.1.3 Sellers shall have received a certificate, dated as of the Closing Date, executed by the President of Buyers and Regent, to the effect that: (a) the representations and warranties of Buyers contained in this Agreement are true and complete in all material respects on and as of the Closing Date as if made on and as of that date except for changes expressly permitted or contemplated by the terms of this Agreement; and (b) Buyers and Regent have complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by them on or prior to the Closing Date.

         12.2 Governmental Consents. The FCC Consent shall have been obtained and shall have become a Final Order, and all other consents or approvals required from governmental authorities shall have been obtained.

         12.3 Adverse Proceedings. No suit, action, claim or governmental proceeding shall be pending or threatened against, and no other decree or judgment of any court, agency or other governmental authority shall have been rendered (and remain in effect) against, any party hereto which: (a) would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms; (b) questions the validity or legality of any transaction contemplated hereby; (c) seeks to enjoin any transaction contemplated hereby; or (d) seeks material damages on account of the consummation of any transaction contemplated hereby.

         12.4 Closing Documents. Buyers shall have delivered or caused to be delivered to Sellers, on the Closing Date, the Purchase Price and each of the documents required to be delivered by them pursuant to Article 14.

                                   ARTICLE 13
                        TRANSFER TAXES: FEES AND EXPENSES

         13.1 Expenses. Except as set forth in Section 13.2 hereof or otherwise expressly set forth in this Agreement, each party hereto shall be solely responsible for all costs and expenses incurred by it in connection with the negotiation, preparation and performance of and compliance with the terms of this Agreement including, but not limited to, the costs and expenses incurred pursuant to Article 5 hereof and the fees and disbursements of counsel and other advisors.

         13.2 Specific Charges. All costs of transferring the Stations Assets in accordance with this Agreement, including recordation, transfer and documentary taxes and fees, and any excise, sales or use taxes, shall be paid by Sellers. Each party shall pay any filing or grant fees imposed upon it by any governmental authority the consent of which or the filing with which is required for the consummation of the transactions contemplated hereby, except that any filing fees with the FCC shall be shared equally by the Sellers, on the one hand, and Buyers, on the other hand, and any fees payable pursuant to the Hart-Scott-Rodino Act, if applicable, shall be paid by Buyers. Any fees or commission due Bergner & Co. as a result of this transaction shall be paid by Sellers.

                                   ARTICLE 14
                      DOCUMENTS TO BE DELIVERED AT CLOSING


         14.1 Sellers' Documents. At the Closing, Sellers shall deliver or cause to be delivered to Buyers the following:

                  14.1.1 Certified resolutions of all requisite corporate or other action of Sellers approving the execution and delivery of this Agreement and authorizing the consummation of the transactions contemplated hereby;

                  14.1.2 A certificate of Sellers, dated the Closing Date, in the form described in Section 11.1.3;

                  14.1.3 Governmental certificates showing that: (a) Sellers are duly organized and in good standing in the states of their respective incorporation or organization; (b) Sellers have filed all returns, paid all taxes due thereon and are currently subject to no assessment; and Forever, Inc. is in good standing in the State of New York, each certified as of a date not more than thirty (30) days before the Closing Date;

                  14.1.4 Such certificates, bills of sale, general warranty deeds, assignments, documents of title and other instruments of conveyance, assignment and transfer (including without limitation any necessary consents to conveyance, assignment or transfer required to be delivered hereunder), and lien releases, all in form reasonably satisfactory to Buyers and Buyers' counsel, as shall be effective to vest in Buyers good and marketable title in and to the Stations Assets in accordance with the terms of this Agreement, free, clear and unencumbered except for Permitted Encumbrances, if any, as set forth on Schedule 7.7 and Schedule 7.8.

                  14.1.5 An Assignment and Assumption Agreement in the form of Exhibit D effectuating the assignment and assumption of the Assumed Liabilities (the "Assignment and Assumption Agreement");

                  14.1.6   The Indemnification Escrow Agreement;

                  14.1.7 At the time and place of Closing, originals and all copies of all program, operations, transmission or maintenance logs and all other records required to be maintained by the FCC with respect to the Stations, including the public files of the Stations, shall be left at the Stations and thereby delivered to Buyers;

                  14.1.8 A written opinion of Sellers' corporate counsel, on which Buyers' lenders shall be entitled to rely, in substantially the form attached as Exhibit E, dated as of the Closing Date;

                  14.1.9 A written opinion of Sellers' FCC counsel, in substantially the form attached as Exhibit F, dated as of the Closing Date;

                  14.1.10 A Non-Competition Agreement in the form of Exhibit G (the "Non-Competition Agreement") executed by Sellers, Donald J. Alt, Kerby E. Confer, Carol O' Leary, Lynn A. Deppen, Thomas Yourchak, and Christine Hillard;

                  14.1.11 If required as provided in Schedule 1.2.8, a Lease Agreement in the form of Exhibit I (the "Lease Agreement") executed by Forever, Inc.; and

                  14.1.12 Such additional information, materials, agreements, documents and instruments as Buyers and their counsel may reasonably request in order to consummate the Closing.

         14.2 Buyers' Documents. At the Closing, Buyers shall deliver or cause to be delivered to Sellers the following:

                  14.2.1 Certified resolutions of the Board of Directors of Buyers and Regent approving the execution and delivery of this Agreement and authorizing the consummation of the transactions contemplated hereby;

                  14.2.2 A certificate of Buyers and Regent, dated the Closing Date, in the form described in Section 12.1.3;

                  14.2.3   The Assignment and Assumption Agreement;

                  14.2.4   The Indemnification Escrow Agreement;

                  14.2.5 A written opinion of Buyers' and Regent's counsel in substantially the form attached as Exhibit H, dated as of the Closing Date;

                  14.2.6 The cash portion of the Purchase Price in accordance with Section 3.1 hereof;

                  14.2.7     The Preferred Stock;

                  14.2.8     The Non-Competition Agreement executed by Buyers;

                  14.2.9     The Lease Agreement executed by RBW; and

                  14.2.10 Such additional information, materials, agreement, documents and instruments as Sellers and their counsel may reasonably request in order to consummate the Closing.

                                   ARTICLE 15
                         SURVIVAL, INDEMNIFICATION, ETC.

         15.1 Survival of Representations, Etc. It is the express intention and agreement of the parties to this Agreement that all covenants and agreements (together, "Agreements") and all representations and warranties (together, "Warranties") made by Regent, Buyers and Sellers in this Agreement shall survive the Closing (regardless of any knowledge, investigation, audit or inspection at any time made by or on behalf of Regent, Buyers or Sellers) as follows:

                  15.1.1 The Agreements shall survive the Closing for a period from the Closing Date equal to the statute of limitations for written contracts in New York.

                  15.1.2 The Warranties in Sections 6.2, 6.5, 7.2, the third sentence of 7.7, 7.18 and 7.20 shall survive the Closing without limitation.

                  15.1.3 The Warranties in Section 7.11 in Section 7.6 or otherwise relating to the federal, state, local or foreign tax obligations of Sellers shall survive the Closing for the period of the applicable statute of limitations plus any extensions or waivers granted or imposed with respect thereto.

                  15.1.4 The Warranties in Section 7.11 relating to environmental matters shall terminate on the Closing Date.

                  15.1.5 All other Warranties shall survive for a period of eighteen (18) months from the Closing Date.

                  15.1.5 The right of any party to recover Damages (as defined in Section 15.2.1) pursuant to Section 15.2 shall not be affected by the expiration of any Warranties as set forth herein, provided that notice of the existence of any Damages (but not necessarily the fixed amount of any such Damages) has been given by the indemnified party to the indemnifying party prior to such expiration.

                  15.1.6 Notwithstanding any provision hereof to the contrary, there shall be no contractual time limit in which Regent, Buyers or Sellers may bring any action for actual fraud (a "Fraud Action"), regardless of whether such actual fraud also included a breach of any Agreement or Warranty; provided, however, that any Fraud Action must be brought within the period of the applicable statute of limitations plus any extensions or waivers granted or imposed with respect thereto.

         15.2     Indemnification.

                  15.2.1 Sellers shall defend, indemnify and hold harmless Regent and Buyers from and against any and all losses, costs, damages, liabilities and expenses, including reasonable attorneys' fees and expenses ("Damages") incurred by Regent or Buyers arising out of or related to: (a) any breach of the Warranties given or made by Sellers in this Agreement; (b) any breach of the Agreements made by Sellers in the Agreement; (c) the Retained Liabilities; (d) any failure of the parties to comply with any "bulk sales" laws applicable to the transactions contemplated hereby; and (e) the conduct of the business and operations of the Stations or any portion thereof or the use or ownership of any of the Stations Assets prior to the Closing Date.

                  15.2.2 RBU, RBW and Regent shall defend, indemnify and hold harmless Sellers from and against any and all Damages incurred by Sellers arising out of or related to: (a) any breach of the Agreements and Warranties given or made by Buyers in this Agreement; (b) the Assumed Liabilities, and (c) the conduct of the business and operations of the Stations or any portion thereof or the use or ownership of any of the Stations Assets on or after the Closing Date.

         15.3 Procedures: Third Party and Direct Indemnification Claims. The indemnified party agrees to give written notice within a reasonable time to the indemnifying party of any demand, suit, claim or assertion of liability by third parties or other circumstances that could give rise to an indemnification obligation hereunder against the indemnifying party (hereinafter collectively "Claims," and individually a "Claim"), it being understood that the failure to give such notice shall not affect the indemnified party's right to indemnification and the indemnifying party's obligation to indemnify as set forth in this Agreement, unless the indemnifying party's ability to contest, defend or settle with respect to such Claim is thereby demonstrably and materially prejudiced. The parties also agree that any claim for Damages arising directly between the parties relating to this Agreement may be brought at any time within the applicable survival period specified in Section 15.1, and that the only notice required with respect thereto shall be as specified in Section 15.1.5.

        The obligations and liabilities of the parties hereto with respect to their respective indemnities pursuant to Section 15.2 resulting from any Claim shall be subject to the following additional terms and conditions:

                  15.3.1 The indemnifying party shall have the right to undertake, by counsel or other representatives of its own choosing, the defense or opposition to such Claim.

                  15.3.2 In the event that the indemnifying party shall elect not to undertake such defense or opposition, or written (10) days after notice of any such Claim from the indemnified party shall fail to defend or oppose, the indemnified party (upon further written notice to the indemnifying party) shall have the right to undertake the defense, opposition, compromise or settlement of such Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the indemnifying party (subject to the right of the indemnifying party to assume defense of or opposition to such Claim at any time prior to settlement, compromise or final determination thereof).

                  15.3.3 Anything this Section 15.3 to the contrary notwithstanding: (a) the indemnified party shall have the right, at its own cost and expense, to participate in the defense, opposition, compromise or settlement of the Claim; (b) the indemnifying party shall not, without the indemnified party's written consent, settle or compromise any Claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such Claim, and (c) in the event that the indemnifying party undertakes defense of or opposition to any Claim the indemnified party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the indemnifying party and its counsel or other representatives concerning such Claim and the indemnifying party and the indemnified party, and their respective counsel or other representatives, shall cooperate in good faith with respect to such Claim.

                  15.3.4 No undertaking of defense or opposition to a Claim shall be construed as an acknowledgment by such party that it is liable to the party claiming indemnification with respect to the Claim at issue or other similar Claims.

                  15.3.5 Notwithstanding the provisions in Section 15.2, no party shall have the obligation to defend, indemnify and hold harmless under
Section 15.2.1(a) and 15.2.2(a) until the aggregate Damages on account thereof exceed $25,000.00.


                                   ARTICLE 16
                               TERMINATION RIGHTS

         16.1 Termination. This Agreement may be terminated at any time prior to Closing as follows:

                  16.1.1 Upon the mutual written consent of Buyers and Sellers, this Agreement may be terminated on such terms and conditions as so agreed; or

                  16.1.2 By written notice of Buyers to Sellers if Sellers breach in any material respect any of their representations or warranties or defaults in any material respect in the observance or in the due and timely performance of any of their covenants or agreements herein contained and such breach or default shall not be cured within thirty (30) days of the date of notice of breach or default served by Buyers; or

                  16.1.3 By written notice of Sellers to Buyers if Regent or either Buyer breaches in any material respect any of its representations or warranties or defaults in any material respect in the observance or in the due and timely performance of any of its covenants or agreements herein contained and such breach or default shall not be cured within thirty (30) days of the date of notice of breach or default served by Sellers; or

                  16.1.4 By written notice of Buyers to Sellers or by Sellers to Buyers if the FCC denies the FCC Application; or

                  16.1.5 By written notice of Buyers to Sellers, or by Sellers to Buyers, if any court of competent jurisdiction, legislative body or governmental or regulatory agency shall have issued an order, decree or ruling (which then remains in effect) or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or

                  16.1.6 By written notice of Buyers to Sellers, or by Sellers to Buyers, if the Closing shall not have been consummated on or before June 30, 2000; or

                  16.1.7 By written notice of Buyers to Sellers under the conditions set forth in Section 9.2 hereof.

         Notwithstanding the foregoing, no party hereto may effect a termination hereof if such party is in material default or breach of this Agreement.

         16.2 Liability. Except as set forth in Section 16.4 below, the termination of this Agreement under Section 16.1 shall not relieve any party of any liability for breach of this Agreement prior to the date of termination.

         16.3 Monetary Damages, Specific Performance and Other Remedies. The parties recognize that if Sellers refuse to perform under the provisions of this Agreement, monetary damages alone will not be adequate to compensate Buyers for their injury. Buyers shall therefore be entitled to obtain specific performance of the terms of this Agreement in addition to any other remedies, including but not limited to monetary damages, that may be available to it. If any action is brought by Buyers to enforce this Agreement, Sellers shall waive the defense that there is an adequate remedy at law. In the event of a default by Sellers, which results in the filing of a lawsuit for damages, specific performance, or other remedy, Buyers shall be entitled to reimbursement by Sellers of reasonable legal fees and expenses incurred by Buyers.

         16.4 Sellers' Liquidated Damages. As more fully described in the Deposit Escrow Agreement, in the event this Agreement is terminated solely because of Buyers' or Regent's material breach of this Agreement, and all other conditions to Closing are at such time satisfied or waived (other than such conditions as can reasonably be satisfied by Closing), then the Escrow Deposit shall be delivered to Sellers, and the proceeds thereof shall constitute liquidated damages. It is understood and agreed that such liquidated damages amount represents Regent's, Buyers' and Sellers' reasonable estimate of actual damages and does not constitute a penalty.

Recovery of liquidated damages shall be the sole and exclusive remedy of Sellers against Buyers and Regent for failing to consummate this Agreement as a result of Buyers' or Regent's material breach hereof, and shall be applicable regardless of the actual amount of damages sustained and all other remedies are deemed waived by Sellers.

                                   ARTICLE 17
                            MISCELLANEOUS PROVISIONS

         17.1 Risk of Loss. The risk of loss or damage to any of the Stations Assets prior to the Closing Date shall be upon Sellers. Sellers shall repair, replace and restore any such damaged or lost Stations Asset to its prior condition as soon as possible and in no event later than forty-five (45) days following the loss or damage; provided, however, that in the event any such loss or damage of the Stations Assets exists on the Closing Date, then notwithstanding any other provision hereto, Buyers at their option may extend the Closing Date for a period of up to sixty (60) days until such time as Sellers shall have repaired, replaced and restored any such damaged or lost Stations Asset to its prior condition or deduct from the Purchase Price that amount which Buyers and Sellers reasonably determine to be sufficient to cover any such loss or damage and close the transaction on the Closing Date.

         17.2 Certain Interpretive Matters and Definitions. Unless the context otherwise requires: (a) all references to Sections, Articles, Schedules or Exhibits are to Sections, Articles, Schedules or Exhibits of or to this Agreement; (b) each term defined in this Agreement has the meaning assigned to it; (c) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with generally accepted accounting principles as in effect on the date hereof, (d) "or" is disjunctive but not necessarily exclusive; (e) words in the singular include the plural and vice versa; (f) the term "Affiliate" has the meaning given it in Rule 12b-2 of Regulation 12B under the Securities Exchange Act of 1934, as amended; and (g) all references to "$" or dollar amounts will be to lawful currency of the United States of America.

         17.3 Further Assurances. After the Closing, Sellers shall from time to time, at the request of and without further cost or expense to Buyers or Regent, execute and deliver such other instruments of conveyance and transfer and take such other actions as may reasonably be requested in order more effectively to consummate the transactions contemplated hereby to vest in Buyers good and marketable title to the Stations Assets being transferred hereunder in accordance with the terms hereof, and RBU and RBW shall from time to time, at the request of and without further cost or expense to Sellers, execute and deliver such other instruments and take such other actions as may reasonably be requested in order more effectively to relieve Sellers of any obligations being assumed by RBU and RBW hereunder.

         17.4 Preservation of Records. Subject to Section 10.1 hereof, RBU and RBW hereby agree that they will preserve and make available to Sellers and their attorneys and accountants (including the right to inspect and copy at Sellers' cost), during normal business hours and upon reasonable advance notice, for three (3) years after the Closing Date, such of the books, records, files, correspondence, memoranda and other documents referred pursuant to this Agreement as

Sellers may reasonably require for the preparation of tax reports and returns, the preparation of financial statements, or the preparation of a response to any claim by a third party against Sellers.

         17.5 Benefit and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Sellers may not voluntarily or involuntarily assign their interest under this Agreement without the prior written consent of Buyers. Buyers shall have the right to assign and/or delegate all or any portion of their rights and obligations under this Agreement, including without limitation, assignments as collateral, provided that no such assignment and/or delegation shall relieve Buyers of their obligations hereunder in the event that its assignee fails to perform the obligations delegated. All covenants, agreements, statements, representations, warranties and indemnities in this Agreement by and on behalf of any of the parties hereto shall bind and inure to the benefit of their respective successors and permitted assigns of the parties hereto. In the event Buyers find it necessary or are required to provide to a third party a collateral assignment of the Buyers' interest in this Agreement and/or any related documents, Sellers shall cooperate with the Buyers and any third party requesting such assignment including but not limited to signing a consent and acknowledgment of such assignment.

         17.6 Amendments. No amendment, waiver of compliance with any provision or condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, extension or discharge is sought.

         17.7 Headings. The headings set forth in this Agreement are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

         17.8 Governing Law. The construction and performance of this Agreement shall be governed by the laws of the State of New York, without giving effect to the choice of law provisions thereof.

         17.9 Notices. Any notice, demand or request required or permitted to be given under the provisions of this Agreement shall be in writing, including by facsimile, and shall be deemed to have been duly delivered and received on the date of personal delivery, on the third day after deposit in the U.S. mail if mailed by registered or certified mail, postage prepaid and return receipt requested, on the day after delivery to a nationally recognized overnight courier service if sent by an overnight delivery service for next morning delivery or when dispatched by facsimile transmission (with the facsimile transmission confirmation being deemed conclusive evidence of such dispatch) and shall be addressed to the following addresses, or to such other address as any party may request, in the case of Sellers, by notifying Buyers, and in the case of Buyers, by notifying Sellers:

        To Sellers:                  Forever of NY, Inc.
                                     One Forever Drive
                                     Hollidaysburg, PA 16648
                                     Fax:     (814) 943-2754
                                     Attn:  Ms. Carol B. O'Leary, President

        Copy to:                     Robert F. Wright, Jr.
                                     First Union Bank Bldg.
                                     699 Broad Street
                                     Augusta, GA 30901
                                     Fax: (706) 724-7776


        To Regent or Buyers:          c/o Regent Communications, Inc.
                                      50 East RiverCenter Blvd.
                                      Suite 180
                                      Covington, KY 41011
                                      Fax:     (606) 292-0352
                                      Attn:    Mr. Terry S. Jacobs


        Copy to:                      Strauss & Troy
                                      The Federal Reserve Building
                                      150 East Fourth Street
                                      Cincinnati, OH 45202
                                      Fax:     (513) 241-8259
                                      Attn:    Alan C. Rosser, Esq.

         17.10 Counterparts. This Agreement may be executed in one or more counterparts and by facsimile, each of which will be deemed an original and all of which together will constitute one and the same instrument.

         17.11 No Third Party Beneficiaries. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity other than the parties hereto and their successors or permitted assigns any rights or remedies under or by reason of this Agreement.

         17.12 Severability. The parties agree that if one or more provisions contained in this Agreement shall be deemed or held to be invalid, illegal or unenforceable in any respect under any applicable law, this Agreement shall be construed with the invalid, illegal or unenforceable provision deleted, and the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

         17.13 Entire Agreement. This Agreement and the schedules and exhibits hereto embody the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein.



                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                             REGENT BROADCASTING OF
                                             UTICA/ROME, INC.


                                             By: /s/ Terry S. Jacobs
                                             Name: Terry S. Jacobs
                                             Title: Chairman


                                             REGENT LICENSEE OF
                                             UTICA/ROME, INC.


                                             By: /s/ Terry S. Jacobs
                                             Name: Terry S. Jacobs
                                             Title: Chairman


                                             REGENT BROADCASTING OF
                                             WATERTOWN, INC.


                                             By: /s/ Terry S. Jacobs
                                             Name: Terry S. Jacobs
                                             Title: Chairman


                                             REGENT LICENSEE OF WATERTOWN, INC.


                                             By: /s/ Terry S. Jacobs
                                             Name: Terry S. Jacobs
                                             Title: Chairman


                                             REGENT COMMUNICATIONS, INC.


                                             By: /s/ Terry S. Jacobs
                                             Name: Terry S. Jacobs
                                             Title: Chairman

                                             FOREVER OF NY, INC.


                                             By: /s/ Donald J. Alt
                                             Name: Donald J. Alt
                                             Title: Secretary


                                             FOREVER OF NY, LLC


                                             By: /s/ Donald J. Alt
                                             Name: Donald J. Alt
                                             Title: Member


                                              FOREVER BROADCASTING, LLC


                                             By: /s/ Donald J. Alt
                                             Name: Donald J. Alt
                                             Title: Member